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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 33-91222), and the related Registration Statement on Form S-3 filed pursuant to Rule 462(b) under the Securities Act of 1933, of JDN Realty Corporation of our report dated January 30, 1996, except for Note 14 as to which the date is February 27, 1996, with respect to the consolidated financial statements and schedule of JDN Realty Corporation for the year ended December 31, 1995.


                                                           /s/ ERNST & YOUNG LLP
                                                           ---------------------
Atlanta, Georgia
March 5, 1997